SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2013

KITE REALTY GROUP TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 S. Meridian Street Suite 1100 Indianapolis, IN		46204
(Address of principal executive offices)		(Zip Code)

(317) 577-5600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Third Amended and Restated Credit Agreement

On February 26, 2013, Kite Realty Group Trust (the “Company”) and Kite Realty Group, L.P. (the “Operating Partnership”) entered into a Third Amended and Restated Credit Agreement (the “Credit Agreement”) with KeyBank National Association, as Administrative Agent, and the other lenders party thereto. The Credit Agreement amends and restates the Second Amended and Restated Credit Agreement, dated June 6, 2011 (the “Prior Credit Agreement”), among the Company, the Operating Partnership, the Agent and the other lenders party thereto.  The Credit Agreement now has a scheduled maturity date of February 26, 2017 (compared to April 30, 2016 under the Prior Credit Agreement), which maturity date may be extended for an additional year at the Operating Partnership’s option subject to certain conditions.

The Credit Agreement provides for a $200 million revolving credit facility, which is the same amount provided for in the Prior Credit Agreement.  The amount available for the Operating Partnership to borrow at any time under the Credit Agreement is the lesser of (i) $200 million or (ii) the lesser of (A) 62.5% of the value of all properties then included in an unencumbered pool of properties that satisfy certain requirements and (B) the maximum principal amount of debt which would not cause an implied debt service coverage ratio determined on the basis of the net operating income of the properties included in an unencumbered pool of properties to be less than 1.40 to 1.  As of February 26, 2013, the maximum amount available for the Operating Partnership to borrow under the Credit Agreement was approximately $50 million. The Operating Partnership has the option to increase the revolving loan commitment under the Credit Agreement to $400 million, subject to certain conditions, including obtaining commitments from any one or more lenders, whether or not currently party to the Credit Agreement, to provide such increased amounts.  The Credit Agreement permits the Operating Partnership to utilize up to $25 million of the revolving loan commitment for the issuance of letters of credit and includes swingline loan capacity for up to $25 million in same day borrowings.

Borrowings under the Credit Agreement will, subject to certain exceptions, bear interest at a rate of LIBOR plus 165 to 250 basis points, depending on the Operating Partnership’s leverage ratio.  An unused commitment fee of 25 or 35 basis points, depending on the amount of borrowings under the Credit Agreement, accrues on unused portions of the commitments under the Credit Agreement.

The proceeds of borrowings under the Credit Agreement will be used by the Operating Partnership for general corporate purposes.

The Operating Partnership’s ability to borrow under the Credit Agreement will be subject to ongoing compliance by the Company, the Operating Partnership and their subsidiaries with various restrictive covenants similar to those in the Prior Credit Agreement, including with respect to liens, indebtedness, investments, dividends, mergers and asset sales.  In addition, the Credit Agreement requires that the Company satisfy certain financial covenants, including:

•	a maximum leverage ratio of 60%, with a surge provision permitting the maximum leverage ratio to increase to 62.5% for one period of up to two consecutive quarters;
•	Adjusted EBITDA (as defined in the Credit Agreement) to fixed charges coverage ratio of at least 1.50 to 1;
•	minimum tangible net worth (defined as Total Asset Value less Total Indebtedness) of $350 million (plus 75% of the net proceeds of any future equity issuances);
•
the aggregate amount of unsecured debt of Company, Operating Partnership and their respective subsidiaries not exceeding the lesser of (a) 62.5% of the value of all properties then included in an unencumbered pool of properties that satisfy certain requirements and (b) the maximum principal amount of debt which would not cause the ratio of certain net operating income less capital reserves to debt service under the Credit Agreement to be less than 1.40 to 1;.

•	ratio of secured indebtedness to total asset value of no more than .55 to 1;

•	minimum unencumbered property pool occupancy rate of 80%;
•	ratio of floating rate debt to total asset value of no more than 0.35 to 1; and
•	ratio of recourse debt to total asset value of no more than 0.30 to 1.

Pursuant to a Second Amended and Restated Guaranty, dated as of February 26, 2013, by the Company and certain subsidiaries of the Operating Partnership (collectively, the “Guarantors”), the Guarantors have guaranteed payment and performance of the Operating Partnership’s obligations under the Credit Agreement.

The forgoing summary is qualified in its entirety by reference to the copy of the Credit Agreement attached as Exhibit 10.1 hereto and the Second Amended and Restated Guaranty attached as Exhibit 10.2 hereto, each of which is incorporated herein by reference.

First Amendment to Term Loan Agreement

On February 26, 2013, the Company, the Operating Partnership and several of the Operating Partnership’s subsidiaries entered into the First Amendment to the Term Loan Agreement with KeyBank National Association, as Administrative Agent, and the other lenders party thereto (the “Amendment”), which amends the unsecured Term Loan Agreement, dated as of April 30, 2012 (the “Existing Term Loan Agreement” and as amended by the Amendment, the “Term Loan Agreement”), among the Company, the Operating Partnership, KeyBank National Association, as Administrative Agent, and the other lenders party thereto.  The Term Loan Agreement continues to have a scheduled maturity date of April 30, 2019.

Among other things, the Amendment modifies the following provisions of the Term Loan Agreement, so that the covenants in the Term Loan Agreement remain consistent with those in the Credit Agreement:

•
the maximum leverage ratio has been reduced to 60% from 62.5%, and the surge provision permitting an increase in the maximum leverage ratio for one period of up to two consecutive quarters has been reduced to 62.5% from 65%; and

•
required minimum tangible net worth (defined as Total Asset Value less Total Indebtedness) has been increased to $350 million (plus 75% of the net proceeds of any future equity issuances) from $325 million (plus 75% of the net proceeds of any future equity issuances).

The foregoing summary is qualified in its entirety by reference to the Amendment attached as Exhibit 10.3 hereto, which is incorporated herein by reference.

The Company and several of the Operating Partnership’s subsidiaries are guarantors of the Operating Partnership’s obligations under the Term Loan Agreement.

Item 9.01.	Financial Statements and Exhibits
          (a)  Not applicable.

          (b)  Not applicable.

          (c)  Not applicable.

          (d)  The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1
Third Amended and Restated Credit Agreement, dated as of February 26, 2013, by and among the Operating Partnership, the Company, KeyBank National Association, as Administrative Agent, and the other lenders party thereto.

10.2	Second Amended and Restated Guaranty, dated as of February 26, 2013, by the Company and certain subsidiaries of the Operating Partnership party thereto.
10.3
First Amendment to Term Loan Agreement, dated as of February 26, 2013, by and among the Operating Partnership, the Company, certain subsidiaries of the Operating Partnership party thereto, KeyBank National Association, as Administrative Agent, and the other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: March 4, 2013	By:	/s/ Daniel R. Sink

Daniel R. Sink
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Third Amended and Restated Credit Agreement, dated as of February 26, 2013, by and among the Operating Partnership, the Company, KeyBank National Association, as Administrative Agent, and the other lenders party thereto.

10.2	Second Amended and Restated Guaranty, dated as of February 26, 2013, by the Company and certain subsidiaries of the Operating Partnership party thereto.
10.3
First Amendment to Term Loan Agreement, dated as of February 26, 2013, by and among the Operating Partnership, the Company, certain subsidiaries of the Operating Partnership party thereto, KeyBank National Association, as Administrative Agent, and the other lenders party thereto.